Exhibit 10.4

Execution Version

SECOND AMENDMENT

TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of December 12, 2024, and is by and among TRINSEO LUXCO S.À R.L., a private limited liability company (société à responsabilité limitée), incorporated and existing under the laws of Luxembourg, having its registered office at 26, boulevard Royal, L-2449 Luxembourg, registered with the Luxembourg Register of Commerce and Companies (the “R.C.S. Luxembourg”) under number B153577 (“Trinseo LuxCo”), TRINSEO NA FINANCE LLC, a Delaware limited liability company (“Holdings”), TRINSEO LUXCO FINANCE SPV S.À R.L., a private limited liability company (société à responsabilité limitée), incorporated and existing under the laws of Luxembourg, having its registered office at 26, boulevard Royal, L-2449 Luxembourg, registered with the R.C.S. Luxembourg under number B279526 (the “Lead Borrower”), TRINSEO NA FINANCE SPV LLC, a Delaware limited liability company (the “Co-Borrower”, together with the Lead Borrower, the “Borrowers” and each, a “Borrower”), the Guarantors party hereto from time to time, TRINSEO PLC, an Irish public limited company (“Successor Parent”), the Required Lenders identified on the signature pages hereof and ALTER DOMUS (US) LLC, as Administrative Agent and Collateral Agent (in such capacities, the “Administrative Agent”).

RECITALS:

WHEREAS, the Borrowers, Trinseo LuxCo, Holdings, the Lenders and the Administrative Agent are parties to that certain Credit Agreement, dated as of September 8, 2023 (as amended by that certain First Amendment dated as of January 26, 2024 and as may be further amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement” and as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, including pursuant to this Amendment, the “Credit Agreement”);

WHEREAS, the Loan Parties have requested that the Required Lenders amend the Credit Agreement to permit and approve (a) the transfer by Trinseo LuxCo of 100% of its Equity Interests in the Lead Borrower to Successor Parent and the subsequent joinder of Successor Parent as a Guarantor under the Credit Agreement and (b) the irrevocable release, termination and discharge of (x) any Obligations of Trinseo LuxCo under the Loan Documents and (y) any and all Liens, pledges or other security interests granted by Trinseo LuxCo in its assets pursuant to the Loan Documents (collectively, the “LuxCo Merger Transactions”) upon the satisfaction of the requirements set forth herein.

WHEREAS, the Loan Parties, the Required Lenders and the Administrative Agent have agreed to amend the Existing Credit Agreement to facilitate the LuxCo Merger Transactions on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01          Defined Terms. Capitalized terms used but not otherwise defined herein (including in the preamble and the recitals hereto) have the meanings assigned to them in the Credit Agreement.

SECTION 1.02          Other Interpretive Provisions. The rules of construction in Article I of the Credit Agreement shall be equally applicable to this Amendment.

ARTICLE II

AMENDMENTS

SECTION 2.01          Credit Agreement Amendments. Each of the parties hereto agrees that, effective as of the Second Amendment Effective Date (as defined below) and subject to the satisfaction (or waiver) of the conditions set forth herein, the Existing Credit Agreement shall be amended as set forth below:

(a)	The introductory paragraph of the Existing Credit Agreement shall be amended by (i) replacing the reference to “(“Parent”)” contained therein with “(“Trinseo LuxCo”)” and (ii) replacing the “.” at the end of such paragraph with the following:

“, and, upon the occurrence of the Second Amendment Effective Date, TRINSEO PLC, an Irish public limited company (“Successor Parent”).”

(b)	All references to “Intercompany Parent Loan” shall be updated to “Intercompany Parent Note.”

(c)	The following new defined terms and their respective definitions shall be added in the appropriate alphabetical order in Section 1.01:

““LuxCo Merger Transaction” means the transfer by Trinseo LuxCo of 100% of its Equity Interests in the Lead Borrower to Successor Parent.”

““Lead Borrower AoA Amendment” means that amendment of the corporate object set forth in the articles of association of the Lead Borrower, to be enacted by notarial deed, which is to be executed on or around the Second Amendment Effective Date.”

““Second Amendment Effective Date” means December 12, 2024.”

““Successor Parent” shall have the meaning set forth in the introductory paragraph.”

““Trinseo LuxCo” shall have the meaning set forth in the introductory paragraph.”

““Trinseo PLC Luxembourg Share Pledge Agreement” means, the Luxembourg law governed share pledge agreement, dated as of the Second Amendment Effective Date, pursuant to which Successor Parent pledges to the Collateral Agent, on behalf of the Secured Parties, all the shares issued by the Lead Borrower.”

(d)	The following defined terms as they appear in Section 1.01 shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth below:

““Business Day” means any day that is not a Saturday, Sunday or other day that is a legal holiday under the laws of the State of New York, ~~or~~ Luxembourg or Ireland or is a day on which banking institutions in such jurisdictions are authorized or required by Law to close, and in the case of a Business Day which relates to a SOFR Loan, a U.S. Government Securities Business Day.”

““Change of Control” shall be deemed to occur if:

(a)	Parent ceases to own one hundred percent (100%) of voting and economic interests of the Lead Borrower;

(b)	Holdings ceases to own one hundred percent (100%) of voting and economic interests of the Co-Borrower; or

(c)	a “change of control” (or similar event) shall occur in any document pertaining to any Incremental Equivalent Debt, the Trinseo Credit Agreement, the 2025 Senior Notes, the 2029 Senior Notes or, in each case, any refinancing thereof and such Indebtedness is in an aggregate outstanding principal amount in excess of the Threshold Amount.

Notwithstanding anything to the contrary contained herein, the consummation of the LuxCo Merger Transaction shall not constitute a Change of Control.”

““Collateral Documents” means, collectively, the Security Agreement, the Limited Guaranty, Limited Guarantor Security Agreement, ~~the Luxembourg Share Pledge Agreement,~~ the Luxembourg Receivables Pledge Agreement, the Intercompany Parent Note and accompanying allonge, any Intercompany Note and accompanying allonge, each Control Agreement, each of the Mortgages, collateral assignments, security agreements, pledge agreements, deeds of hypothecs, bonds, bond pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Sections 4.01, 4.02, 6.11 or 6.14, prior to the Second Amendment Effective Date, the Luxembourg Share Pledge Agreement and, on and after the Second Amendment Effective Date, the Trinseo PLC Luxembourg Share Pledge Agreement, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent and/or the Collateral Agent (as relevant), in each case for the benefit of the Secured Parties.”

““Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, dissolution, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, examinership, appointment of a business conciliator (conciliateur enterprises), insolvency, winding up, reorganization, or similar debtor relief Laws of the United States, Luxembourg, Ireland or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.”

““Excluded Asset” means (i) a direct pledge of the JV Interests so long as such direct pledge would require consent of Chevron Phillips Chemical Company LP and only to the extent and for so long as consent requirement is in effect; provided that proceeds and products of the JV Interests do not constitute Excluded Assets and shall constitute Collateral and (ii) (x) prior to the Second Amendment Effective Date, the Equity Interests that Parent owns in Trinseo Holdings~~.~~ and (y) on and after the Second Amendment Effective Date, the Equity Interests that Parent owns in Trinseo LuxCo.”

““Intercompany Parent Note” means that certain Loan Agreement, dated as of the Closing Date, by and between the Lead Borrower as lender and ~~Parent~~Trinseo LuxCo as borrower, pursuant to which the Lead Borrower made available to ~~Parent~~Trinseo LuxCo a loan in the principal amount of $128,865,980.””

““Luxembourg Insolvency Event” means, in relation to any Luxembourg Loan Party or any of its assets, any corporate action, legal proceedings or other procedure or step in relation to bankruptcy (faillite), insolvency, voluntary or judicial liquidation (liquidation volontaire ou judiciaire), administrative dissolution without liquidation (dissolution administrative sans liquidation), ~~composition with creditors (concordat préventif de faillite)~~, moratorium or reprieve from payment (sursis de paiement), ~~controlled management (gestion contrôlée)~~, or any of the out of court or in-court reorganization procedures as provided for in the Luxembourg ~~bill no. 6539A of 19 July 2023 on business preservation and modernization of bankruptcy law, which aims to modernize Luxembourg’s insolvency laws, implementing the EU Directive 2019/1023 of the European Parliament and of the Council of 20 June 2019 on preventive restructuring frameworks~~ law of 7 August 2023 on the preservation of enterprises and modernizing bankruptcy law, fraudulent conveyance (actio pauliana), general settlement with creditors, reorganization or similar laws affecting the rights of creditors generally.

““Parent” ~~has the meaning set forth in the introductory paragraph of this Agreement.~~shall mean (i) prior to the Second Amendment Effective Date, Trinseo LuxCo and (ii) on and after the Second Amendment Effective Date, Successor Parent.”

““Permitted Investment” means:

(a)	ownership of Equity Interests of any Loan Party or any Subsidiary existing as of the Closing Date or, with respect to the ownership of Equity Interests of the Lead Borrower by Successor Parent, existing on and after the Second Amendment Effective Date;

(b)	unsecured and subordinated Investments made by a Loan Party in another Loan Party evidenced by and subject to an intercompany subordination agreement with respect to the Obligations;

(c)	ownership by the Co-Borrower of the JV Interests;

(d)	Investments in cash and Cash Equivalents;

(e)	Investments consisting of the 2023 Incremental Term Loans and 2023 Refinancing Term Loans, or any proceeds or distributions therefrom;

(f)	Investments received in connection with any Disposition permitted under Section 7.05; ~~and~~

(g)	Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit;

(h)	the Intercompany Parent Note; and

(i)	any unsecured Guarantee by any Loan Party of the obligations of any Affiliate of such Loan Party to suppliers, distributors, customers and licensees in the ordinary course of business.

For the avoidance of doubt, no Loan Party (other than Parent) shall form or acquire any Subsidiary after the Closing Date.”

““Solvent” and “Solvency” mean, with respect to any Person (other than a Person organized under Luxembourg law) on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is able to pay all that Person’s debts as and when they become due and payable (or, with respect to any Person incorporated under Irish law, is not unable to pay its debts as and when they become due) and does not fail or admit in writing its inability generally to pay its debts as they become due, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. With respect to any Person organized under Luxembourg law, “Solvent” and “Solvency” means such Person is not unable to pay its debts (in particular, it is not in a state of cessation of payments (cessation des paiements) and has not lost its commercial creditworthiness (ébranlement de crédit)) and would not become unable to do so.”

““Transactions” means, collectively, (a) the funding of the Tranche A Term Loans on the Closing Date, (b) the issuance by ~~Parent~~Trinseo LuxCo of the Intercompany Parent Note and the concurrent contribution of the proceeds thereof by ~~Parent~~Trinseo LuxCo to Trinseo Holdings and by Trinseo Holdings to Trinseo ~~Lead Borrower~~Materials (as defined in the Trinseo Credit Agreement) on the Closing Date, (c) contribution by Trinseo LLC of the JV Interests to the Co-Borrower, (d) the funding of the Tranche B Term Loans on the Closing Date, (e) entry into 2023 Incremental and Refinancing Amendment, (f) the refinancing in full of the 2018 Refinancing Term Loans (as defined in the Trinseo Credit Agreement) with the proceeds of the 2023 Refinancing Term Loans together with cash on hand on the Closing Date, (g) the redemption of not less than $385,000,000 of the principal amount of the 2025 Senior Notes with the proceeds of the 2023 Incremental Term Loans and cash on hand and (h) the payment of Transaction Expenses.”

““Trinseo Credit Agreement” means the Credit Agreement, dated as of September 6, 2017 by and among the Trinseo Lead Borrower, Trinseo Holdings, Trinseo ~~Materials S.à r.l.~~Ireland Holdings Limited, as Intermediate Holdings, Trinseo Co-Borrower, certain of Trinseo ~~Materials S.à r.l.’s~~Lead Borrower’s subsidiaries identified therein, the senior lenders (as named therein) and Trinseo Administrative Agent, together with the related documents thereto (including the revolving loans thereunder, any letters of credit and reimbursement obligations related thereto, any Guarantees and security documents), as amended, extended, renewed, restated, refunded, replaced, refinanced, supplemented, modified or otherwise changed from time to time, including pursuant to the 2023 Incremental and Refinancing Amendment and the 2024 LuxCo Merger Amendment (as defined in the Trinseo Credit Agreement).”

“Trinseo Holdings” means (i) prior to the Second Amendment Effective Date, Trinseo Holding S.à r.l., a private limited liability company (société à responsabilité limitée), incorporated and existing under the laws of Luxembourg, having its registered office at 26, boulevard Royal, L-2449 Luxembourg, registered with the R.C.S. Luxembourg under number B153582 and (ii) on and after the Second Amendment Effective Date, Trinseo LuxCo.”

““Trinseo Lead Borrower” means (i) prior to the Second Amendment Effective Date, Trinseo Materials Operating S.C.A., a partnership limited by shares (société en commandite par actions) incorporated and existing under the laws of Luxembourg, having its registered office at 26, boulevard Royal, L-2449 Luxembourg, registered with the R.C.S. Luxembourg under number B153586 and (ii) on and after the Second Amendment Effective Date, Trinseo Holding S.à r.l., a private limited liability company (société à responsabilité limitée), incorporated and existing under the laws of Luxembourg, having its registered office at 26, boulevard Royal, L-2449 Luxembourg, registered with the R.C.S. Luxembourg under number B153582.”

(e)	Section 1.02(a) shall be amended as follows:

“(a) a winding-up, administration or dissolution includes, without limitation, bankruptcy (faillite), insolvency, voluntary or judicial liquidation (liquidation volontaire ou judiciare), administrative dissolution without liquidation (dissolution administrative sans liquidation), ~~composition with creditors (concordat préventif de faillite)~~, moratorium or reprieve from payment (sursis de paiement), ~~controlled management (gestion contrôlée)~~, or any of the out of court or in-court reorganization procedures as provided for in the Luxembourg law of 7 August 2023 on the preservation of enterprises and modernizing bankruptcy law, fraudulent conveyance (actio pauliana), general settlement with creditors, reorganization or similar laws affecting the rights of creditors generally;”

(f)	Section 1.02(b) shall be amended as follows:

“a receiver, administrative receiver, administrator, trustee, custodian, sequestrator, conservator or similar officer includes, without limitation, a juge délégué, commissaire, juge-commissaire, mandataire ad hoc, administrateur provisoire, liquidateur, ~~or~~ curateur~~,~~ mandataire de justice or conciliateur;”

(g)	The following shall be added as Section 1.02 (m):

“commencing negotiations with two or more of its creditors with a view to rescheduling any of its indebtedness includes any negotiations conducted in order to reach an amicable agreement (accord amiable)”.

(h)	The following shall be added as Section 7.03(h):

“(h)  any unsecured Guarantee by any Loan Party of the obligations of any Affiliate of such Loan Party to suppliers, distributors, customers and licensees in the ordinary course of business.”

(i)	The following shall be added as Section 7.05(d):

“(d) the Loan Parties may consummate the LuxCo Merger Transactions.”

(j)	Section 7.07(q) shall be amended and restated in its entirety as follows:

“(q) not amend, restate, supplement or otherwise modify its Organization Documents in violation of this Agreement or in any respect that would impair its ability to comply with the Loan Documents.; provided; for the avoidance of doubt, that the Lead Borrower AoA Amendment is permitted.”

(k)	Section 8.01(f) shall be amended and restated in its entirety as follows:

“(f)          Insolvency Proceedings, Etc. Any Loan Party institutes or consents to the institution of, has instituted against it or has a petition presented against it for any proceeding under any Debtor Relief Law, or makes an assignment, arrangement or composition for the benefit of creditors; or applies for or consents to the appointment of any receiver, receiver-manager, trustee, statutory manager, custodian, monitor, conservator, liquidator, rehabilitator, controller, administrator, judicial manager, administrative receiver, process advisor, examiner or similar officer for it or for all or any material part of its property; or any receiver, receiver-manager, trustee, statutory manager, custodian, monitor, conservator, liquidator, rehabilitator, administrator, judicial manager, administrative receiver, process advisor, examiner or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or, in relation to any Luxembourg Loan Party, a Luxembourg Insolvency Event has occurred; or”

SECTION 2.02          No Novation. The execution and delivery of this Amendment shall not constitute a novation or termination of the Existing Credit Agreement or of the credit facility or any other Loan Document thereunder or in respect thereof, except as provided herein.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

In order to induce the Administrative Agent and the Required Lenders party hereto to enter into this Amendment, each Loan Party party hereto hereby represents to the Administrative Agent and the Lenders as of the date hereof as follows:

SECTION 3.01          Authorization. Such Loan Party is duly authorized to execute and deliver this Amendment and is duly authorized to perform its obligations under the Credit Agreement and the other Loan Documents to which it is a party.

SECTION 3.02          No Contravention. The execution and delivery of this Amendment by such Loan Party does not and will not (i) contravene the terms of the Organization Documents of such Loan Party; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien (other than as permitted by Section 7.01 of the Credit Agreement) under (x) any Contractual Obligation to which such Loan Party is a party or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject; or (iii) violate any applicable Law; in the case of the foregoing clauses (ii) and (iii), except to the extent such conflict, breach, violation or contravention could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.03          Binding Effect. This Amendment is a legal, valid, and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar Laws of the United States or other applicable jurisdictions from time to time in effect relating to or affecting the rights and remedies of creditors generally or by general equitable principles.

ARTICLE IV

CONSENT TO LUXCO MERGER TRANSACTIONS

SECTION 4.01          Waiver and Consent to LuxCo Merger Transactions. Subject to the terms of this Amendment, and upon satisfaction or waiver of the conditions specified in Article V of this Amendment, the Administrative Agent and the Required Lenders party hereto hereby (a) consent to the LuxCo Merger Transactions and (b) waive any Defaults or Events of Default that may arise out of, or occur in connection with, the LuxCo Merger Transactions (the “Waiver and Consent”). The Waiver and Consent shall be effective only in this specific instance and for the specific purpose set forth herein, and does not allow for any other or further departure from the terms and conditions of the Credit Agreement or any other Loan Document, which terms and conditions shall continue in full force and effect.

SECTION 4.02          Consent to Amendment of Trinseo Credit Agreement. Pursuant to Section 7.11 of the Existing Credit Agreement, the Required Lenders hereby (a) consent to the execution by the Lead Borrower of that certain 2024 LuxCo Merger Amendment to the Trinseo Credit Agreement, dated as of the date hereof (the “OpCo LuxCo Merger Amendment”), attached hereto as Exhibit A and (ii) confirm that the OpCo LuxCo Merger Amendment will not adversely affect the interests of the Secured Parties.

ARTICLE V

CONDITIONS PRECEDENT

SECTION 5.01          Conditions to Effectiveness. This Amendment, including the amendments to the Existing Credit Agreement set forth in Section 2.01 hereof, shall become effective on the first date each of the following conditions shall have been satisfied (or waived by the applicable Required Lenders) in form and substance satisfactory to the Administrative Agent and the Required Lenders (such date, the “Second Amendment Effective Date”):

(a)            The Administrative Agent (or its counsel) shall have received, each dated as of the date hereof unless otherwise indicated:

(i)	a counterpart signature page of this Amendment executed by each Loan Party, Successor Parent, the Administrative Agent and the Lenders constituting Required Lenders, each of which shall be originals, facsimiles or other electronic transmission unless otherwise specified, each properly executed by the applicable Persons specified below;

(ii)	an Acknowledgment and Confirmation, executed and delivered by a Responsible Officer of each Loan Party and each Limited Guarantor under the Credit Agreement;

(iii)	a Share Purchase Agreement, executed by Trinseo LuxCo, as seller, the Successor Parent, as purchaser and the Lead Borrower, as the company, transferring 100% of the Equity Interests held by Trinseo LuxCo in the Lead Borrower to Successor Parent;

(iv)	a Luxembourg law release agreement with respect to the Luxembourg Share Pledge Agreement, executed by the Administrative Agent, Trinseo LuxCo and the Lead Borrower;

(v)	a Luxembourg law governed share pledge agreement, executed by Successor Parent, the Administrative Agent and the Lead Borrower, pursuant to which Successor Parent pledges to the Administrative Agent, on behalf of the Secured Parties, all the shares issued by the Lead Borrower;

(vi)	a fully executed copy of the OpCo LuxCo Merger Amendment;

(vii)	(i) either (x) a copy of the certificate or articles of incorporation, articles of association (statuts) or equivalent organizational document, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization (where relevant) or by the Luxembourg Companies Register with respect to the Luxembourg Loan Parties or by the Irish Companies Registration Office with respect to Successor Parent or (y) confirmation from such Loan Party that there has been no change to such organizational documents since last delivered to the Administrative Agent, (ii) a certificate of the secretary, an authorized representative, manager, assistant secretary or managing director (as applicable) of each Loan Party or a director in the case of Successor Parent, dated the Second Amendment Effective Date and certifying (A) that (x) attached thereto is a true and complete copy of the certificate of incorporation (and, where applicable, certificate of change of name), by-laws, articles of association or operating, management, partnership or similar agreement of such Loan Party as in effect on the Second Amendment Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below or (y) there has been no change to such governing documents since last delivered to the Administrative Agent, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or managers, general meeting of the shareholders or other equivalent governing body of such Loan Party authorizing the execution, delivery and performance of this Amendment, as applicable, the Acknowledgment and Confirmation delivered pursuant to clause (a)(ii) above and the other Collateral Documents, in each case, to which it is a party, authorizing a specified person or persons, on its behalf, to execute this Amendment, the Acknowledgment and Confirmation and the Collateral Documents to which it is a party, and to sign and/or dispatch all documents and notices to be signed and/or dispatched by it under or in connection therewith and that such resolutions have not been modified, rescinded or amended and are in full force and effect (as applicable), (C) that any attached certificate or articles of incorporation, equivalent organizational document, by-laws, operating, management, partnership or similar agreement of such Loan Party has not been amended (in the case of the articles of incorporation of each such Loan Party, since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (E) below), (D) as to the incumbency (where applicable) and specimen signature of each officer or authorized signatory executing this Amendment, the Acknowledgment and Confirmation and the Collateral Documents to which it is a party or any other document delivered in connection herewith on behalf of such Loan Party, (E) good standing certificates, business registration certificates or registrars (or, in each case, its equivalent) for each Loan Party from the jurisdiction in which it is organized (as applicable in the relevant jurisdiction except for the Luxembourg Loan Parties and Successor Parent), each dated a recent date prior to the Second Amendment Effective Date; (F) for Luxembourg Loan Parties (i) that each such Luxembourg Loan Party is not subject to nor, as applicable, does it meet or threaten to meet the criteria of bankruptcy (faillite), insolvency, voluntary or judicial liquidation (liquidation volontaire ou judiciaire), administrative dissolution without liquidation (dissolution administrative sans liquidation), reprieve from payment (sursis de paiement), out-of-court mutual agreement (réorganisation extra-judiciaire par accord amiable), judicial reorganisation in the form of a stay to enter into a mutual agreement (sursis en vue de la conclusion d’un accord amiable), judicial reorganisation by collective agreement (réorganisation judiciaire par accord collectif), judicial reorganisation by transfer of assets or activities (réorganisation judiciaire par transfert sous autorité de justice), conciliation (conciliation) or protective measures (mesures en vue de préserver les enterprises), general settlement with creditors, reorganization or similar laws affecting the rights of creditors generally in Luxembourg or abroad, or any analogous procedure in any jurisdiction, nor subject to any proceedings under the Insolvency Regulation, no application has been made or is to be made by its managers or, as far as it is aware, by any other person for the appointment of a commissaire, juge-commissaire, liquidateur, curateur, mandataire de justice, conciliateur, or similar officer pursuant to any voluntary or judicial insolvency, winding-up, judicial reorganization, liquidation or similar proceedings, it is not in a cessation of payments (cessation de paiements) and has not lost its creditworthiness (ébranlement de crédit), (ii) a certificate of non-inscription of judicial decisions or of administrative dissolution without liquidation (certificat de non-inscription d’une décision judiciaire ou de dissolution administrative sans liquidation) issued by the Luxembourg Insolvency Register (Registre de l’insolvabilité) held and maintained with the Luxembourg Companies Register in relation to the Luxembourg Loan Parties dated as of the Second Amendment Effective Date , (iii) an excerpt (extrait) from the Luxembourg Companies Register pertaining to the Luxembourg Loan Parties dated as of the Second Amendment Effective Date, (iv) it complies with the Luxembourg legislation and regulations on the domiciliation of companies, and in particular with the Luxembourg Act dated 31 May 1999 on the domiciliation of companies, as amended from time to time, (v) that each copy document relating to it specified in this paragraph (xiii) is correct, complete and in full force and effect as at the a date no earlier than the Second Amendment Effective Date; and (G) for Successor Parent, (i) that securing or guaranteeing the Aggregate Commitments will not cause any security, guarantee or similar limit binding on Successor Parent to be exceeded, (ii) that each copy document relating to it specified in this Article V (Conditions Precedent) is correct, complete and in full force and effect as at a date no earlier than the Second Amendment Effective Date, and (iii) a solvency certificate in a form and substance satisfactory to the Administrator Agent; and

(viii)	a customary opinion from each of (i) Ropes & Gray LLP, as New York counsel for the Loan Parties, (ii) a capacity opinion from Loyens & Loeff Luxembourg SARL, as Luxembourg counsel for the Loan Parties, (iii) NautaDutilh Avocats Luxembourg S.à r.l., as Luxembourg counsel to the Administrative Agent, and (iv) Arthur Cox LLP, as Irish counsel for the Required Lenders and the Administrative Agent, in respect of the capacity of Successor Parent, in each case, reasonably acceptable to the Administrative Agent and addressed to the Administrative Agent and the Required Lenders party hereto.

(b)            all fees and expenses required to be paid by (or on behalf of) the Borrowers to the Administrative Agent (including the reasonable and documented fees and expenses of Paul Hastings LLP as counsel for the Administrative Agent and the Required Lenders) and the Required Lenders party hereto with respect to the transactions and amendments contemplated by this Amendment on or before the Second Amendment Effective Date pursuant to any written agreement with the Borrowers shall have been (or shall substantially contemporaneously be) paid in full in cash;

(c)            the representations and warranties of the Borrowers and each other Loan Party contained in Article III hereof shall be true and correct in all material respects as of the Second Amendment Effective Date; and

(d)            after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

The Administrative Agent’s delivery to the Borrowers of a copy of this Amendment executed by all necessary parties described in Section 5.01(a)(i) shall be deemed evidence that the Second Amendment Effective Date has occurred.

ARTICLE VI

RELEASE OF TRINSEO LUXCO

SECTION 6.01          Release. The Administrative Agent and the Required Lenders party hereto hereby agree that, upon the occurrence of the Second Amendment Effective Date:

(a)	Trinseo Luxco (the “Released Guarantor”) shall be irrevocably released from any and all of its obligations under the Credit Agreement, each other Loan Document and any other guaranty agreement, pledge agreement, or any other instrument executed by such Released Guarantor in connection with the Credit Agreement or any other Loan Document, which obligations of such Released Guarantor shall be deemed to be terminated and, from and after the Second Amendment Effective Date, such Released Guarantor will not have any obligations under the Credit Agreement or any other Loan Document to which it is a party;

(b)	All Liens granted to the Collateral Agent for the benefit of the Secured Parties pursuant to the Loan Documents by the Released Guarantor in the Collateral (as defined in the Credit Agreement) (such Collateral, the “Released Collateral”) shall, on the Second Amendment Effective Date, be unconditionally and irrevocably terminated and released without any recourse or warranty or representation whatsoever;

(c)	In furtherance of and in accordance with Section 9.11(b) of the Credit Agreement, the Collateral Agent shall, upon the reasonable written request of the Lead Borrower, execute or authenticate and deliver such additional lien releases, documents or instruments as may be necessary to evidence the release (including, without limitation, any documents or instruments required to terminate the Luxembourg Share Pledge Agreement), without any recourse or warranty or representation whatsoever, of any and all Liens upon the Released Collateral granted in favor of the Collateral Agent pursuant to the Loan Documents (in each case, as the expense of the Lead Borrower); and

(d)	In accordance with and as provided in, as applicable, the Credit Agreement and each other Loan Document, on the Second Amendment Effective Date, (i) the Released Guarantor shall cease to be a party to the Credit Agreement and each other Loan Document to which such Released Guarantor is a party and (ii) the Released Guarantor shall not have any rights or obligations thereunder.

ARTICLE VII

JOINDER OF TRINSEO PLC

SECTION 7.01          Joinder. Pursuant to Section 6.14 of the Credit Agreement, Successor Parent hereby:

(a)	agrees that upon the occurrence of the Second Amendment Effective Date, Successor Parent shall become party to and a Guarantor and Loan Party under the Credit Agreement and the other Loan Documents, as applicable, and agrees to be bound by all of the terms, duties, obligations and undertakings thereof and thereunder;

(b)	agrees to irrevocably and unconditionally guaranty the prompt payment in full when due (whether at stated maturity, by required prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, Make-Whole Amount, Applicable Sale Premium, Applicable Prepayment Premium, costs or charges that would accrue but for the provisions of (i) the Title 11 of the United States Code after any bankruptcy or insolvency petition under Title 11 of the United States Code and (ii) any other Debtor Relief Laws) of all Obligations from time to time owing to the Secured Parties by any Loan Party under any Loan Document strictly in accordance with the terms thereof, pursuant to and in accordance with the terms and conditions set forth in Article XI of the Credit Agreement;

(c)	represents and warrants that the each of the representations and warranties set forth in the Credit Agreement and applicable to Successor Parent is true and correct in all material respects both before and after giving effect to this Article VII, except to the extent that any such representation and warranty relates solely to any earlier date, in which case such representation and warranty is true and correct in all material respects as of such earlier date;

(d)	[reserved]; and

(e)	that from time to time, upon reasonable request of Administrative Agent, Successor Parent shall take such additional actions and to execute and deliver such additional documents and instruments as Administrative Agent may reasonably request to effect the transactions contemplated by, and to carry out the intent of, this Article VII.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.01          Governing Law. This Amendment is governed by, and is to be construed in accordance with, the laws of the State of New York and shall be further subject to the provisions of Sections 10.15 and 10.16 of the Credit Agreement, mutatis mutandis. Each provision of this Amendment is severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any specific provision.

SECTION 8.02          Binding Effect. On and after the Second Amendment Effective Date, this Amendment shall bind the Administrative Agent, the Lenders, each Loan Party and their respective successors and assigns, and will inure to the benefit of Administrative Agent, the Lenders and each Loan Party and their respective successors and assigns.

SECTION 8.03          Ratification. Each Loan Party, by execution of this Amendment, hereby reaffirms, assumes, and binds itself to all applicable obligations, duties, rights, covenants, terms, and conditions that are contained in the Credit Agreement and the other Loan Documents (including the granting of any Liens for the benefit of the Administrative Agent and the Lenders).

SECTION 8.04          Loan Document; Expenses. This Amendment is a Loan Document. The Borrowers acknowledge that Administrative Agent’s reasonable and documented or invoiced out-of-pocket expenses (including the reasonable and documented out-of-pocket fees, disbursements and other charges of one primary external counsel) incurred in connection with this Amendment shall be paid by the Borrowers pursuant to Section 10.04 of the Credit Agreement.

SECTION 8.05          Counterparts; Execution. The parties may sign this Amendment in several counterparts, each of which will be deemed to be an original but all of which together will constitute one instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 8.06          Further Assurances. Each of the parties to this Amendment agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Amendment.

SECTION 8.07          No Waivers. Except as expressly set forth herein, the amendments provided herein shall not by implication or otherwise limit, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, nor shall they constitute a waiver of any Default or Event of Default, nor shall they alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Documents. Except as expressly amended herein, the Credit Agreement and the other Loan Documents shall continue in full force and effect in accordance with the provisions thereof. As used in the Credit Agreement, the terms “Agreement”, “herein”, “hereinafter”, “hereunder”, “hereto” and words of similar import shall mean, from and after the date hereof, the Existing Credit Agreement as amended hereby and as it may be amended, restated, supplemented or otherwise modified from time to time hereafter in accordance with its terms.

SECTION 8.08          Section Captions. Section captions used in this Amendment are for convenience of reference only, and shall not affect the construction of this Amendment.

SECTION 8.09          Lender Direction. Each Lender party hereto (which collectively constitute Required Lenders), by their execution hereof, hereby authorizes and directs the Administrative Agent to execute and deliver this Amendment on the date hereof.

SECTION 8.10          No Claims; Release. In consideration of the agreements of Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Loan Party party hereto, voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself and all of its respective parents, subsidiaries, affiliates, members, managers, predecessors, successors, and assigns, and each of its respective current and former directors, officers, shareholders, agents, and employees, and each of its respective predecessors, successors, heirs, and assigns (individually and collectively, the “Releasing Parties”) does hereby fully and completely release, acquit and forever discharge each of the Administrative Agent, the Lenders, and each their respective parents, subsidiaries, affiliates, members, managers, shareholders, directors, officers and employees, and each of their respective predecessors, successors, heirs, and assigns (individually and collectively, the “Released Parties”), of and from any and all actions, causes of action, suits, debts, disputes, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever (collectively, “Claims”), at law or in equity, whether matured or unmatured, liquidated or unliquidated, vested or contingent, choate or inchoate, known or unknown that the Releasing Parties (or any of them) has against the Released Parties or any of them (whether directly or indirectly), based in whole or in part on facts, whether or not now known, existing on or before the date hereof, that relate to, arise out of or otherwise are in connection with: (i) any or all of the Loan Documents or transactions contemplated thereby or any actions or omissions in connection therewith or (ii) any aspect of the dealings or relationships between or among each Loan Party, on the one hand, and any or all of the Released Parties, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof, in each case, based in whole or in part on facts, whether or not now known, existing before the date hereof; provided that the forgoing release shall not apply to (i) any Claims under or arising from or related to that certain Transaction Support Agreement, dated as of December 9, 2024, by and among Parent, certain Subsidiaries of Parent party thereto from time to time and the Supporting Creditors (as defined therein) and (ii) any Claims as a result of the gross negligence or willful miscount of any Released Party. Each Loan Party acknowledges that the foregoing release is a material inducement to each Lender’s decision to enter into this Amendment and agree to the modifications contemplated hereunder, and has been relied upon by the Lenders in connection therewith.

[Remainder of page intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the date first above written.

TRINSEO LUXCO S.À R.L.,
as Trinseo LuxCo

By:	/s/ David Stasse
Name: David Stasse
Title: Manager

Trinseo NA Finance LLC,
as Holdings

By:	/s/ David Stasse
Name: David Stasse
Title: Executive Vice President and Chief Financial Officer

TRINSEO LUXCO FINANCE SPV S.À R.L.,
as Lead Borrower

By:	/s/ David Stasse
Name: David Stasse
Title: Manager

Trinseo NA Finance SPV LLC,
as Co-Borrower

By:	/s/ David Stasse
Name: David Stasse
Title: Executive Vice President and Chief Financial Officer

TRINSEO PLC
as Successor Parent

By:	/s/ Frank Bozich
Name: Frank Bozich
Title: Director

[Signature Page to Second Amendment to Credit Agreement]

ALTER DOMUS (US) LLC,
as Administrative Agent

By:	/s/ Emily Ergang Pappas
Name: Emily Ergang Pappas
Title: Head of Legal, North America

[Signature Page to Second Amendment to Credit Agreement]

AG CSF2A DISLOCATION MASTER FUND A,L.P.
AG MM, L.P.
AG CAPITAL SOLUTIONS SMA ONE, L.P.
AG CREDIT SOLUTIONS MASTER FUND II A, L.P.
AG CORPORATE CREDIT OPPORTUNITIES FUND, L.P.
AG CATALOOCHEE, L.P.
AG CSF 2023 OVERFLOW FUND (G), L.P.
AG POTOMAC FUND, L.P.
AG CENTRE STREET PARTNERSHIP, L.P.
TPG AG PRIVATE CREDIT FINANCING 1 LLC
AG SUPER FUND MASTER, L.P.
AG CREDIT SOLUTIONS FUND II CO-INVESTMENT, L.P.
each as a Lender

By:	Angelo,Gordon & Co., L.P., as manager or advisor

By:	/s/ Christopher Moore
Name: Christopher Moore
Title: Authorized Person

OPPS XI TRINSEO HOLDINGS, L.P., as a Required Lender

By:	Oaktree Fund GP, LLC – Its: General Partner

By:	Oaktree Fund GP I, L.P. – Its: Managing Member

By:	/s/ David Nicoll
Name: David Nicoll
Title: Managing Director

By:	/s/ Ross Rosenfelt
Name: Ross Rosenfelt
Title: Managing Director

OPPS XII TRINSEO HOLDINGS, L.P., as a Required Lender

By:	Oaktree Fund GP IIA, LLC – Its: General Partner

By:	Oaktree Fund GP II, L.P. – Its: Managing Member

By:	/s/ David Nicoll
Name: David Nicoll
Title: Managing Director

By:	/s/ Ross Rosenfelt
Name: Ross Rosenfelt
Title: Managing Director

EXHIBIT A

OpCo LuxCo Merger Amendment

[See attached]